UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 11, 2007
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 840 - 6th Avenue SW, Calgary, Alberta, Canada	T2P 3E5
(Address of principal executive offices)	(Zip Code)

(403) 360-5375
Registrant's telephone number, including area code

1220 - 666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On September 11, 2007, Park Place closed the second tranche of an offering (the "Offering") of units (each a "Unit") for gross proceeds of $500,000. The Offering was non-brokered and consisted of 1,000,000 Units priced at $0.50 per Unit. Each Unit consists of one share of common stock and one common stock purchase warrant (each a "Warrant"). Each Warrant is exercisable for two years at a price of $0.50 per share in the first year and at a price of $0.75 per share in the second year. The Units sold in the Offering were sold to a non-U.S. person under Rule 903 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act").

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

Date: September 12, 2007. /s/ David Stadnyk

David Stadnyk
President